Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 219-1410

Government Properties Income Trust Announces Fourth Quarter and Year End 2017 Results
Fourth Quarter Net Loss Available for Common Shareholders of $0.18 Per Share
Fourth Quarter Normalized FFO Available for Common Shareholders of $0.50 Per Share
Completed 520,150 Square Feet of Leasing in the Fourth Quarter
Fourth Quarter Same Property Cash Basis NOI Increased 2.9%
Acquired First Potomac Realty Trust for Approximately $1.4 Billion on October 2, 2017

Newton, MA (February 26, 2018): Government Properties Income Trust (Nasdaq: GOV) today announced its financial results for the quarter and year ended December 31, 2017.

David Blackman, President and Chief Operating Officer of GOV, made the following statement:

“Government Properties Income Trust completed significant leasing volume in the fourth quarter of 2017, entering new and renewal leases for over 520,000 square feet with a 3.3% average roll up in rent. We also experienced solid operating results as evidenced by our 2.9% increase in Same Property Cash Basis NOI compared to the fourth quarter of 2016. As previously announced, we completed our acquisition of First Potomac Realty Trust during the quarter. The integration is complete and initial property level operating results relating to that acquisition have exceeded expectations. We also continued to advance our long term financing plan for the acquisition; certain properties have been placed under agreements for sale, marketing of others is progressing, and we have identified additional properties to market for potential sale.”
Results for the Quarter Ended December 31, 2017:

Net loss available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, was $18.3 million, or $0.18 per diluted share, for the quarter ended December 31, 2017, compared to net income available for common shareholders of $12.1 million, or $0.17 per diluted share, for the quarter ended December 31, 2016. Net loss available for common shareholders for the quarter ended December 31, 2017 includes a $9.3 million, or $0.09 per diluted share, loss on impairment of real estate. The weighted average number of diluted common shares outstanding was 99.0 million for the quarter ended December 31, 2017 and 71.1 million for the quarter ended December 31, 2016.

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended December 31, 2017 were $49.2 million, or $0.50 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended December 31, 2016 of $41.5 million, or $0.58 per diluted share.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders and Normalized FFO available for common shareholders for the quarters ended December 31, 2017 and 2016 appear later in this press release.

Results for the Year Ended December 31, 2017:

Net income available for common shareholders determined in accordance with GAAP was $11.8 million, or $0.14 per diluted share, for the year ended December 31, 2017, compared to net income available for common shareholders of $57.8 million, or $0.81 per diluted share, for the year ended December 31, 2016. Net income available for common shareholders for the year ended December 31, 2017 includes a $9.5 million, or $0.11 per diluted share, loss on impairment of real estate. The weighted average number of diluted common shares outstanding was 84.7 million for the year ended December 31, 2017 and 71.1 million for the year ended December 31, 2016.

Normalized FFO available for common shareholders for the year ended December 31, 2017 were $171.1 million, or $2.02 per diluted share, compared to Normalized FFO available for common shareholders for the year ended December 31, 2016 of $167.9 million, or $2.36 per diluted share.

Reconciliations of net income available for common shareholders determined in accordance with GAAP to FFO available for common shareholders and Normalized FFO available for common shareholders for the years ended December 31, 2017 and 2016 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended December 31, 2017, GOV entered new and renewal leases for an aggregate 520,150 rentable square feet at weighted (by rentable square feet) average rents that were 3.3% above prior rents for the same space. The weighted average (by rentable square feet) lease term for leases entered during the quarter ended December 31, 2017 was 5.1 years. Leasing concessions and capital commitments for new and renewal leases entered during the quarter ended December 31, 2017 were $5.6 million, or $2.11 per square foot, per lease year. GOV's leasing during the quarter ended December 31, 2017 included approximately 279,000 square feet entered with government tenants for a weighted average (by rentable square feet) lease term of 5.5 years, weighted average (by rentable square feet) rents that were 8.0% higher than prior rents for the same space and leasing concessions and capital commitments of $1.25 per square foot per weighted average lease year.

As of December 31, 2017, 94.2% of GOV’s total rentable square feet was leased, compared to 95.0% as of September 30, 2017 and 95.1% as of December 31, 2016. Occupancy for properties owned continuously since October 1, 2016, or same properties, was 94.8% as of December 31, 2017, which compares with 95.2% as of December 31, 2016. Same properties net operating income, or NOI, increased 0.9% and same properties cash basis NOI, or Cash Basis NOI, increased 2.9% for the quarter ended December 31, 2017 compared to the same period in 2016.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to Consolidated Property NOI and to Consolidated Property Cash Basis NOI for the quarters and years ended December 31, 2017 and 2016 appear later in this press release.

Recent Acquisition Activities:

On October 2, 2017, GOV completed its previously announced acquisition of First Potomac Realty Trust (NYSE: FPO), or FPO, including 35 office properties (72 buildings) with approximately 6.0 million rentable square feet that were 93.3% occupied as of the date of acquisition and two properties (three buildings) with approximately 443,900 rentable square feet that were 100.0% occupied as of the date of acquisition that are owned in two unconsolidated joint ventures in which GOV acquired FPO's 50% and 51% interests. GOV acquired FPO for an aggregate transaction value of approximately $1.4 billion.

Recent Disposition Activities:

In October 2017, GOV sold a vacant office property (one building) located in Albuquerque, NM with 29,045 rentable square feet for $2.0 million, excluding closing costs.

In January 2018, GOV entered an agreement to sell an office property (one building) located in Minneapolis, MN with 193,594 rentable square feet for $20.0 million, excluding closing costs. This sale is expected to occur in the first quarter of 2018.

In February 2018, GOV entered an agreement to sell an office property (one building) located in Safford, AZ with 36,139 rentable square feet for $8.3 million, excluding closing costs. This sale is expected to occur in the second quarter of 2018.

In February 2018, GOV entered an agreement to sell an office property (one building) located in Sacramento, CA with 110,500 rentable square feet for $10.8 million, excluding closing costs. This sale is expected to occur in the second quarter of 2018.

Conference Call:

On Monday, February 26, 2018, at 11:00 a.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s fourth quarter and full year 2017 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Monday, March 5, 2018. To hear the replay, dial (412) 317-0088. The replay pass code is 10115726. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s fourth quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Fourth Quarter 2017 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants. GOV is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO available for common shareholders, Normalized FFO available for common shareholders, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENTS REGARDING GOV'S QUARTERLY LEASING ACTIVITIES AND OPERATING RESULTS MAY IMPLY THAT SIMILAR OR BETTER RESULTS WILL BE ACHIEVED IN THE FUTURE. HOWEVER, GOV CANNOT BE SURE THAT IT WILL REALIZE SIMILAR OR BETTER LEASING OR OPERATING RESULTS IN THE FUTURE. FURTHER, MR. BLACKMAN STATES THAT INTEGRATION OF GOV'S FPO ACQUISITION IS COMPLETE AND THAT INITIAL PROPERTY LEVEL OPERATING RESULTS RELATING TO THAT ACQUISITION HAVE EXCEEDED EXPECTATIONS. THIS MAY IMPLY THAT GOV WILL CONTINUE TO REALIZE THESE OR IMPROVED RESULTS RELATING TO THIS ACQUISITION. HOWEVER, GOV HAS ONLY BEGUN TO OPERATE THESE PROPERTIES AND IT MAY FAIL TO REALIZE THESE IMPROVED RETURNS. IN ADDITION, MR. BLACKMAN STATES THAT GOV CONTINUES TO ADVANCE ITS LONG TERM FINANCING PLAN FOR THIS ACQUISITION, NOTING THAT GOV HAS PLACED CERTAIN OF ITS PROPERTIES UNDER AGREEMENT FOR SALE, THAT MARKETING OF OTHERS IS PROCEEDING AND THAT GOV HAS IDENTIFIED ADDITIONAL PROPERTIES TO MARKET FOR POTENTIAL DISPOSITION. HOWEVER, THE SALES OF PROPERTIES MAY BE DELAYED OR THEIR TERMS MAY CHANGE, AND OFTEN ARE. FURTHER, GOV MAY NOT BE ABLE TO SUCCESSFULLY SELL OTHER PROPERTIES IT HAS IDENTIFIED FOR POTENTIAL DISPOSITION AND GOV MAY REALIZE LOSSES ON ANY SUCH SALES OR IN CONNECTION WITH DECISIONS TO PURSUE SELLING CERTAIN OF ITS PROPERTIES.

•
GOV HAS ENTERED AGREEMENTS TO SELL THREE PROPERTIES. THESE TRANSACTIONS ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust
Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Rental income	$107,170	$66,030	$316,532	$258,180

Expenses:
Real estate taxes	12,962	7,893	37,942	30,703
Utility expenses	6,812	3,939	20,998	17,269
Other operating expenses	21,303	14,259	65,349	54,290
Depreciation and amortization	47,639	18,440	109,588	73,153
Loss on impairment of real estate	9,260	—	9,490	—
Acquisition related costs	—	828	—	1,191
General and administrative	6,532	3,547	18,847	14,897
Total expenses	104,508	48,906	262,214	191,503

Operating income	2,662	17,124	54,318	66,677
Dividend income	304	304	1,216	971
Interest income	119	95	1,962	158
Interest expense (including net amortization of debt premiums and discounts
and debt issuance costs of $814, $808, $3,420 and $2,832, respectively)	(21,807)	(12,774)	(65,406)	(45,060)
Gain (loss) on early extinguishment of debt	—	—	(1,715)	104
Net gain (loss) on issuance of shares by Select Income REIT	—	(2)	72	86
Income (loss) from continuing operations before income taxes,
equity in earnings of investees and gain on sale of real estate	(18,722)	4,747	(9,553)	22,936
Income tax expense	(36)	(38)	(101)	(101)
Equity in earnings of investees	767	7,516	21,571	35,518
Income (loss) from continuing operations	(17,991)	12,225	11,917	58,353
Income (loss) from discontinued operations	—	(160)	173	(589)
Income (loss) before gain on sale of real estate	(17,991)	12,065	12,090	57,764
Gain on sale of real estate	—	—	—	79
Net income (loss)	(17,991)	12,065	12,090	57,843
Preferred units of limited partnership distributions	(275)	—	(275)	—
Net income (loss) available for common shareholders	$(18,266)	$12,065	$11,815	$57,843

Weighted average common shares outstanding (basic)	99,040	71,079	84,633	71,050
Weighted average common shares outstanding (diluted)	99,040	71,079	84,653	71,071

Per common share amounts (basic and diluted):
Income (loss) from continuing operations	$(0.18)	$0.17	$0.14	$0.82
Income (loss) from discontinued operations	$—	$—	$—	$(0.01)
Net income (loss) available for common shareholders	$(0.18)	$0.17	$0.14	$0.81

Government Properties Income Trust
Funds from Operations and Normalized Funds from Operations (1)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders:
Net income (loss) available for common shareholders	$(18,266)	$12,065	$11,815	$57,843
Add (less): Depreciation and amortization:
Consolidated properties	47,639	18,440	109,588	73,153
Unconsolidated joint venture properties	2,185	—	2,185	—
FFO attributable to SIR investment	10,297	17,618	58,279	71,227
Loss on impairment of real estate	9,260	—	9,490	—
Equity in earnings of SIR	(1,313)	(7,486)	(21,584)	(35,381)
Increase in carrying value of property included in discontinued operations	—	—	(619)	—
Gain on sale of real estate	—	—	—	(79)
FFO available for common shareholders	49,802	40,637	169,154	166,763
Add (less): Acquisition related costs	—	828	—	1,191
(Gain) loss on early extinguishment of debt	—	—	1,715	(104)
Normalized FFO attributable to SIR investment	9,680	17,684	58,580	71,313
FFO attributable to SIR investment	(10,297)	(17,618)	(58,279)	(71,227)
Net (gain) loss on issuance of shares by SIR	—	2	(72)	(86)
Normalized FFO available for common shareholders	$49,185	$41,533	$171,098	$167,850

Weighted average common shares outstanding (basic)	99,040	71,079	84,633	71,050
Weighted average common shares outstanding (diluted)	99,040	71,079	84,653	71,071

Per common share amounts (basic and diluted):
Net income (loss) available for common shareholders	$(0.18)	$0.17	$0.14	$0.81
FFO available for common shareholders	$0.50	$0.57	$2.00	$2.35
Normalized FFO available for common shareholders	$0.50	$0.58	$2.02	$2.36
Distributions declared per share	$0.43	$0.43	$1.72	$1.72

(1)
GOV calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) available for common shareholders calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to GOV. GOV's calculation of Normalized FFO available for common shareholders differs from Nareit's definition of FFO available for common shareholders because GOV includes Select Income REIT's, or SIR's, Normalized FFO attributable to GOV's equity investment in SIR (net of FFO attributable to GOV's equity investment in SIR), GOV includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of GOV's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and GOV excludes acquisition related costs expensed under GAAP, gains and losses on issuance of shares by SIR and gains and losses on early extinguishment of debt. GOV considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss), net income (loss) available for GOV's common shareholders and operating income. GOV believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of GOV's operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by GOV's Board of Trustees when determining the amount of distributions to GOV's shareholders. Other factors include, but are not limited to, requirements to maintain GOV's qualification for taxation as a REIT, limitations in GOV's credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV's expectation of its future capital requirements and operating performance, GOV's receipt of distributions from SIR and GOV's expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of GOV's operating performance or as measures of GOV's liquidity. These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in GOV's Consolidated Statements of Income (Loss). Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than GOV does.

Government Properties Income Trust
Calculation and Reconciliation of Consolidated Property Net Operating Income (NOI) and Consolidated Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI (2):
Rental income (3)	$107,170	$66,030	$316,532	$258,180
Property operating expenses	(41,077)	(26,091)	(124,289)	(102,262)
Consolidated Property NOI	66,093	39,939	192,243	155,918
Non-cash straight line rent adjustments included in rental income (3)	(2,467)	(902)	(5,582)	(2,691)
Lease value amortization included in rental income (3)	901	355	2,764	1,457
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(484)	(484)
Consolidated Property Cash Basis NOI	$64,406	$39,271	$188,941	$154,200

Reconciliation of Net Income (Loss) Available for Common Shareholders to Consolidated Property NOI and Consolidated Property Cash Basis NOI:
Net income (loss) available for common shareholders	$(18,266)	$12,065	$11,815	$57,843
Preferred units of limited partnership distributions	275	—	275	—
Net income (loss)	(17,991)	12,065	12,090	57,843
Gain on sale of real estate	—	—	—	(79)
Income (loss) before gain on sale of real estate	(17,991)	12,065	12,090	57,764
Income (loss) from discontinued operations	—	160	(173)	589
Income (loss) from continuing operations	(17,991)	12,225	11,917	58,353
Equity in earnings of investees	(767)	(7,516)	(21,571)	(35,518)
Income tax expense	36	38	101	101
Net (gain) loss on issuance of shares by SIR	—	2	(72)	(86)
(Gain) loss on early extinguishment of debt	—	—	1,715	(104)
Interest expense	21,807	12,774	65,406	45,060
Interest income	(119)	(95)	(1,962)	(158)
Dividend income	(304)	(304)	(1,216)	(971)
Operating income	2,662	17,124	54,318	66,677
General and administrative	6,532	3,547	18,847	14,897
Acquisition related costs	—	828	—	1,191
Loss on impairment of real estate	9,260	—	9,490	—
Depreciation and amortization	47,639	18,440	109,588	73,153
Consolidated Property NOI	66,093	39,939	192,243	155,918
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(484)	(484)
Lease value amortization included in rental income (3)	901	355	2,764	1,457
Non-cash straight line rent adjustments included in rental income (3)	(2,467)	(902)	(5,582)	(2,691)
Consolidated Property Cash Basis NOI	$64,406	$39,271	$188,941	$154,200

Reconciliation of Consolidated Property NOI to Same Property NOI (5)(6):
Rental income	$107,170	$66,030	$316,532	$258,180
Property operating expenses	(41,077)	(26,091)	(124,289)	(102,262)
Consolidated Property NOI	66,093	39,939	192,243	155,918
Less: NOI of properties not included in same property results	(26,114)	(331)	(40,422)	(4,995)
Same property NOI	$39,979	$39,608	$151,821	$150,923

Calculation of Same Property Cash Basis NOI (5)(6):
Same property NOI	$39,979	$39,608	$151,821	$150,923
Add: Lease value amortization included in rental income (3)	377	354	1,678	1,496
Less: Non-cash straight line rent adjustments included in rental income (3)	(142)	(879)	(2,464)	(2,362)
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(483)	(483)
Same property Cash Basis NOI	$40,093	$38,962	$150,552	$149,574

(1)
GOV calculates Consolidated Property NOI and Consolidated Property Cash Basis NOI as shown above. The calculations of Consolidated Property NOI and Consolidated Property Cash Basis NOI exclude certain components of net income (loss) available for common shareholders in order to provide results that are more closely related to GOV's consolidated property level results of operations. GOV defines Consolidated Property NOI as consolidated income from its rental of real estate less its consolidated property operating expenses. Consolidated Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that GOV records as depreciation and amortization. GOV defines Consolidated Property Cash Basis NOI as Consolidated Property NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. GOV considers Consolidated Property NOI and Consolidated Property Cash Basis NOI to be appropriate supplemental measures to net income (loss) available for common shareholders because they may help both investors and management to understand the operations of GOV's consolidated properties. GOV uses Consolidated Property NOI and Consolidated Property Cash Basis NOI to evaluate individual and company wide consolidated property level performance, and GOV believes that Consolidated Property NOI and Consolidated Property Cash Basis NOI provide useful information to investors regarding GOV's results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV's operating performance between periods and with other REITs. Consolidated Property NOI and Consolidated Property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of GOV's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in GOV's Consolidated Statements of Income (Loss). Other real estate companies and REITs may calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI differently than GOV does.

(2)	Excludes one property (one building) classified as discontinued operations which was sold on August 31, 2017.

(3)
GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)
GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(5)
For the three months ended December 31, 2017 and 2016, same property NOI and same property Cash Basis NOI are based on consolidated properties GOV owned as of December 31, 2017 and which it owned continuously since October 1, 2016.

(6)
For the years ended December 31, 2017 and 2016, same property NOI and same property Cash Basis NOI are based on consolidated properties GOV owned as of December 31, 2017 and which it owned continuously since January 1, 2016.

Government Properties Income Trust
Consolidated Balance Sheets
(amounts in thousands, except share data)
(unaudited)

	As of December 31,
	2017	2016
ASSETS
Real estate properties:
Land	$627,108	$267,855
Buildings and improvements	2,348,613	1,620,905
Total real estate properties, gross	2,975,721	1,888,760
Accumulated depreciation	(341,848)	(296,804)
Total real estate properties, net	2,633,873	1,591,956
Equity investment in Select Income REIT	467,499	487,708
Investment in unconsolidated joint ventures	50,202	—
Assets of discontinued operations	—	12,541
Acquired real estate leases, net	351,872	124,848
Cash and cash equivalents	16,569	29,941
Restricted cash	3,111	530
Rents receivable, net	61,429	48,458
Deferred leasing costs, net	22,977	21,079
Other assets, net	96,033	68,005
Total assets	$3,703,565	$2,385,066

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$570,000	$160,000
Unsecured term loans, net	547,852	547,171
Senior unsecured notes, net	944,140	646,844
Mortgage notes payable, net	183,100	27,837
Liabilities of discontinued operations	—	45
Accounts payable and other liabilities	89,440	54,019
Due to related persons	4,859	3,520
Assumed real estate lease obligations, net	13,635	10,626
Total liabilities	2,353,026	1,450,062

Commitments and contingencies

Preferred units of limited partnership	20,496	—

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 150,000,000 and 100,000,000 shares authorized, respectively, 99,145,921 and 71,177,906 shares issued and outstanding, respectively	991	712
Additional paid in capital	1,968,217	1,473,533
Cumulative net income	108,144	96,329
Cumulative other comprehensive income	60,427	26,957
Cumulative common distributions	(807,736)	(662,527)
Total shareholders’ equity	1,330,043	935,004
Total liabilities and shareholders’ equity	$3,703,565	$2,385,066